UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): April 23, 2020
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WRIGHT MEDICAL GROUP N.V.
(Exact name of registrant as specified in its charter)

The	Netherlands	1-35065	98-0509600
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200
1097 JB	Amsterdam,
The	Netherlands	None
(Address of principal executive offices)		(Zip Code)

(+ 31) 20 521 4777
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.03 per share	WMGI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 23, 2020, in response to the global COVID-19 pandemic, the Board of Directors (the “Board”) of Wright Medical Group N.V. approved a 50% temporary reduction in the base salary for its President and Chief Executive Officer, and 25% temporary reductions for its other executive officers. The temporarily adjusted base salaries will not be used to calculate other items derived as a percentage of base salary, such as bonus and severance.
The Board also approved 50% temporary reductions in Board cash retainer payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT MEDICAL GROUP N.V.

By: /s/ James A. Lightman
Name: James A. Lightman
Title: Senior Vice President, General Counsel and Secretary

Dated: April 27, 2020